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                                                                    EXHIBIT 23.9

        I hereby consent to the reference to me in the Registration Statement on Form S-4 of JMC Group, Inc. (Registration No. 333-05167) as an individual expected to serve as a Director of the Registrant subsequent to the date of the Merger described in such Registration Statement.


                                            /s/ ANTHONY M. FRANK
                                            Anthony M. Frank

San Francisco, California
July 12, 1996